SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2008

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LION, Inc.
(Exact name of registrant as specified in its charter)

Washington	0-25159	91-2094375
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
2801 Hollycroft St., Gig Harbor, WA	98335
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (206) 577-1440

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In connection with the closing of the sale of substantially all of the assets of LION, Inc., to Beanstalk Networks Acquisition LLC (“Beanstalk”), as described in Item 2.01 of this Current Report, on July 11, 2008 LION, as sublessor, entered into a sublease with Beanstalk, as sublessee, relating to approximately 50% of LION’s Gig Harbor office space in consideration for a monthly rent of $5,823.63.  In addition to rent, Beanstalk will pay or reimburse LION for fifty percent of all operating costs and expenses allocated to LION under its master lease for the property.  The sublease has a month-to-month term through March 31, 2009.

The description of the agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Sublease, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 2.01.     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On July 11, 2008, LION, Inc., completed the sale of substantially all of its assets to Beanstalk Networks Acquisition LLC pursuant to an asset purchase agreement between Beanstalk Networks Acquisition LLC and LION dated as of May 12, 2008.   LION received $525,000 in cash at closing of the transaction.

The description of the transaction contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is  incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K.

ITEM 3.01.     NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On July 9, 2008, after LION shareholders voted to approve the voluntary dissolution and liquidation of LION pursuant to a plan of complete dissolution and liquidation, LION’s board of directors authorized the officers of the company to take such actions as may be necessary and appropriate to cause the trading of LION’s common stock on the OTC Bulletin Board to cease on or about the effective date of the company’s dissolution.  LION expects to file articles of dissolution with the Secretary of State of the State of Washington, which would effect the Company’s dissolution, within the next two weeks.

ITEM 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 9, 2008, LION’s board of directors, upon recommendation of the Compensation Committee, approved the payment of a transaction completion and retention bonus in the amount of $40,000 to each of David Stedman, President and Interim Chief Executive Officer, and Steve Thomson, Chief Financial Officer.   The bonuses were payable upon completion of the sale of assets to Beanstalk.

ITEM 8.01.     OTHER EVENTS.

The press release issued by LION on July 11, 2008, in connection with the sale of assets to Beanstalk is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

2.1	Asset Purchase Agreement, dated May 12, 2008, by and between LION, Inc., and Beanstalk Networks Acquisition LLC (Incorporated by reference to Current Report on Form 8-K for the event of May 12, 2008, filed on May 13, 2008)

10.1	Sublease, dated July 11, 2008, by and between LION, Inc., and Beanstalk Networks Acquisition LLC

99.1	Press Release, dated July 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LION, Inc.
(Registrant)

Date:	July 11, 2008	By:	/s/ David Stedman
David Stedman
Interim Chief Executive Officer